Exhibit 99.2

Investor Contact:	Jennifer Gordon (212) 536-8244

Media Contact:	Lorrie Hecker
(212) 536-8250

FOR IMMEDIATE RELEASE

HESS MIDSTREAM LP ANNOUNCES PRICING OF SECONDARY PUBLIC OFFERING OF CLASS A SHARES

HOUSTON, May 29, 2024 – Hess Midstream LP (NYSE: HESM) (“HESM”) today announced the pricing of the previously announced underwritten public offering of an aggregate of 10,000,000 Class A shares representing limited partner interests in HESM by an affiliate of Global Infrastructure Partners (the “Selling Shareholder”), resulting in gross proceeds of $343 million, exclusive of any proceeds that may be received in connection with the exercise of the underwriter’s option to purchase additional shares. The Selling Shareholder has granted the underwriter a 30-day option to purchase up to 1,500,000 additional Class A shares.

HESM will not receive any proceeds from the sale of Class A shares in the offering. The offering is expected to close on May 31, 2024, subject to customary closing conditions.

J.P. Morgan is acting as the bookrunning manager of the offering. The underwriter intends to offer the Class A shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under HESM’s name or from J.P. Morgan as follows:

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J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions,

1155 Long Island Avenue, Edgewood, NY 11717

Email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

The Class A shares are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Hess Midstream LP

HESM is a fee-based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess Corporation and third-party customers. HESM owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. You should keep in mind the risk factors and other cautionary statements in the filings made by HESM with the SEC, which are available to the public. HESM undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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